Gates Industrial Reports Third-Quarter 2020 Results
Denver, CO, November 3, 2020
Third-Quarter 2020 Highlights
◦Net sales of $712.2 million compared to prior-year period of $746.6 million.
◦Net income attributable to shareholders of $41.9 million, or $0.14 per diluted share, compared to prior-year period net income attributable to shareholders of $35.5 million, or $0.12 per diluted share.
◦Adjusted Net Income of $75.8 million, or $0.26 per diluted share.
◦Adjusted EBITDA of $140.0 million and Adjusted EBITDA margin of 19.7%.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the third quarter ended September 26, 2020.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our strong third-quarter results reflect a continuation of the momentum we saw exiting the second quarter, as well as focused execution by our global teams. Demand trended positively throughout the third quarter, with our business showing significant sequential improvement across all geographies and end markets. Productivity improvements, both at our new manufacturing plants and with broader internal initiatives under the Gates Production System, contributed to our 190 basis points of gross margin expansion. We expect this progress, along with the execution of our restructuring activities and the ongoing diligent management of discretionary spending, to drive elevated incremental margins as we return to growth.”
Jurek continued, “We believe we are effectively managing the controllable aspects of our business during this pandemic, and are doing so while prioritizing the health and safety of our employees and communities. We have a resilient business model, underpinned by a leading competitive position in our markets, a commitment to product innovation leadership and strong cash flow generation. Although we recognize there is some level of uncertainty, we are encouraged by the trajectory of the business and are confident that we are well positioned to navigate the environment and capitalize on the recovery of our end markets.”

Third-Quarter Financial Results
Third-quarter net sales of $712.2 million decreased 4.6% over the prior-year quarter net sales of $746.6 million, including a 3.6% core revenue decline and an unfavorable foreign currency impact of 1.0%. Revenues progressively strengthened throughout the quarter, driven by broad-based improvement across end markets and geographies. Sales into replacement channels outperformed those in first-fit channels, with the automotive replacement channel notably resilient, returning to solid growth in Europe, China and North America. Industrial end markets continued to recover, albeit at a more measured pace, particularly in North America.
Net income attributable to shareholders in the third quarter was $41.9 million, or $0.14 per diluted share, compared to net income attributable to shareholders of $35.5 million, or $0.12 per diluted share, in the prior-year period. Adjusted Net Income was $75.8 million, or $0.26 per diluted share, compared to $65.2 million, or $0.22 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the third quarter of 2020 was 292,441,599 compared to 291,113,102 in the third quarter of 2019.

Third-quarter Adjusted EBITDA was $140.0 million, or 19.7% of net sales, compared to $145.0 million, or 19.4% of net sales in the prior-year quarter, representing Adjusted EBITDA margin expansion of 30 basis points. The margin expansion was driven by gross margin improvement, achieved through productivity initiatives and improved utilization of our manufacturing plants.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	September 26, 2020	September 28, 2019	% Change	% Core Change
Net sales	$469.2	$474.4	(1.1%)	(0.4%)
Adjusted EBITDA	$99.3	$99.7	(0.4%)
Adjusted EBITDA margin	21.2%	21.0%	+20 bps
Depreciation & amortization (1)	$15.9	$16.3	(2.5%)
Amort. of intangibles from acq. of Gates	$19.4	$18.7	+3.7%

	For the nine months ended
(USD in millions)	September 26, 2020	September 28, 2019	% Change	% Core Change
Net sales	$1,280.4	$1,475.4	(13.2%)	(11.5%)
Adjusted EBITDA	$236.5	$315.2	(25.0%)
Adjusted EBITDA margin	18.5%	21.4%	(290 bps)
Depreciation & amortization (1)	$48.4	$49.2	(1.6%)
Amort. of intangibles from acq. of Gates	$56.1	$55.4	+1.3%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Power Transmission net sales decreased 1.1% to $469.2 million in the third quarter, reflecting a core revenue decline of 0.4% and an additional 0.7% of unfavorable foreign currency effects. The segment’s core revenue represented a 23.4% sequential acceleration from the second quarter and was led by the replacement channels, which returned to core growth on a global basis. The industrial first-fit business also showed solid growth, primarily in the agriculture and general industrial end markets.
Adjusted EBITDA decreased 0.4% over the prior-year quarter, while Adjusted EBITDA margin expanded by 20 basis points, attributable to productivity-driven gross margin improvement.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	September 26, 2020	September 28, 2019	% Change	% Core Change
Net sales	$243.0	$272.2	(10.7%)	(9.3%)
Adjusted EBITDA	$40.7	$45.3	(10.2%)
Adjusted EBITDA margin	16.7%	16.6%	+10 bps
Depreciation & amortization (1)	$8.2	$9.3	(11.8%)
Amort. of intangibles from acq. of Gates	$10.1	$10.8	(6.5%)

	For the nine months ended
(USD in millions)	September 26, 2020	September 28, 2019	% Change	% Core Change
Net sales	$718.4	$886.0	(18.9%)	(17.2%)
Adjusted EBITDA	$107.5	$160.7	(33.1%)
Adjusted EBITDA margin	15.0%	18.1%	(310 bps)
Depreciation & amortization (1)	$27.2	$29.4	(7.5%)
Amort. of intangibles from acq. of Gates	$31.5	$33.4	(5.7%)

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Fluid Power net sales decreased 10.7% to $243.0 million in the third quarter, reflecting a core revenue decline of 9.3% and unfavorable foreign currency effects of 1.4%. The segment’s core revenue represented 21.3% sequential acceleration from the second quarter, with sales into replacement channels outperforming and the automotive replacement channel, in particular, returning to growth.
Adjusted EBITDA margin expanded 10 basis points over the prior-year quarter, despite the lower revenue. The margin expansion was attributable to gross margin expansion from productivity initiatives and increased utilization of manufacturing capacity.
Liquidity and Capital Resources
During the third quarter of 2020, the Company generated $55.9 million of cash from operations. Third-quarter capital expenditures increased slightly to $18.0 million from $16.4 million in the prior-year period, the largest portion of which represented maintenance expenditures.
As of September 26, 2020, the Company had total cash of $672.3 million, committed borrowing headroom of $432.3 million, and total outstanding debt of $3.0 billion. The Company does not have any meaningful debt maturities until 2024 and does not expect to draw down any committed lines of credit in the foreseeable future.
2020 Outlook
Due to the continuing level of uncertainty related to the COVID-19 pandemic and the inability to predict the trajectory and sustainability of the demand recovery, the Company is not reinstating full-year 2020 core revenue or Adjusted EBITDA guidance at this time. The Company continues to expect total capital expenditures of approximately $70 million for the full year. Based on the significant rebound of the business from the second-quarter low, the Company expects that higher net working capital investment to support increased demand, as well as certain non-cash deferred tax impacts, will result in Free Cash Flow Conversion greater than 80% of Adjusted Net Income.

Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by registering at this link: http://www.directeventreg.com/registration/event/8886801. An audio replay of the conference call can be accessed by dialing (800) 585-8367 (domestic) or +1 (416) 621-4642 (international), and providing the passcode 8886801, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, financial results, productivity improvements, liquidity and capital resources, statements regarding the impact of and recovery from the COVID-19 pandemic, and the statements in the “2020 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures on the company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control such as end-market recovery, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission (“SEC”), as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$712.2	$746.6	$1,998.8	$2,361.4
Cost of sales	438.6	474.2	1,265.9	1,480.3
Gross profit	273.6	272.4	732.9	881.1
Selling, general and administrative expenses	195.4	191.9	571.7	590.4
Transaction-related expenses	5.4	1.0	5.2	0.7
Asset impairments	1.4	0.7	5.1	0.7
Restructuring expenses	7.3	0.3	26.4	3.9
Other operating expenses (income)	0.2	1.8	(1.2)	6.6
Operating income from continuing operations	63.9	76.7	125.7	278.8
Interest expense	38.3	37.2	109.3	114.5
Other income	(4.1)	(2.4)	(9.9)	(7.2)
Income from continuing operations before taxes	29.7	41.9	26.3	171.5
Income tax (benefit) expense	(16.0)	4.4	(31.5)	(497.8)
Net income from continuing operations	45.7	37.5	57.8	669.3
Loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	0.1	0.1	0.3	0.6
Net income	45.6	37.4	57.5	668.7
Less: non-controlling interests	3.7	1.9	2.4	(2.0)
Net income attributable to shareholders	$41.9	$35.5	$55.1	$670.7

Earnings per share
Basic
Earnings per share from continuing operations	$0.14	$0.12	$0.19	$2.31
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.14	$0.12	$0.19	$2.31

Diluted
Earnings per share from continuing operations	$0.14	$0.12	$0.19	$2.30
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.14	$0.12	$0.19	$2.30

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

USD in millions, except share numbers and per share amounts)	As of September 26, 2020	As of December 28, 2019
Assets
Current assets
Cash and cash equivalents	$672.3	$635.3
Trade accounts receivable, net	710.2	694.7
Inventories	486.4	475.1
Taxes receivable	33.5	22.1
Prepaid expenses and other assets	143.7	131.4
Total current assets	2,046.1	1,958.6
Non-current assets
Property, plant and equipment, net	677.0	727.9
Goodwill	2,021.8	2,060.5
Pension surplus	31.9	38.1
Intangible assets, net	1,779.1	1,876.0
Operating lease right-of-use assets	123.0	123.0
Taxes receivable	20.4	23.0
Deferred income taxes	620.4	587.1
Other non-current assets	16.0	17.1
Total assets	$7,335.7	$7,411.3
Liabilities and equity
Current liabilities
Debt, current portion	$50.3	$46.1
Trade accounts payable	339.4	374.7
Taxes payable	20.0	48.5
Accrued expenses and other current liabilities	244.2	188.8
Total current liabilities	653.9	658.1
Non-current liabilities
Debt, less current portion	2,927.8	2,912.3
Post-retirement benefit obligations	137.8	151.2
Lease liabilities	115.8	116.2
Taxes payable	102.5	108.8
Deferred income taxes	332.1	369.3
Other non-current liabilities	110.6	84.7
Total liabilities	4,380.5	4,400.6
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 290,787,170 (December 28, 2019: authorized shares: 3,000,000,000; outstanding shares: 290,157,299)	2.9	2.9
—Additional paid-in capital	2,450.8	2,434.5
—Accumulated other comprehensive loss	(982.3)	(858.4)
—Retained earnings	1,127.1	1,072.0
Total shareholders’ equity	2,598.5	2,651.0
Non-controlling interests	356.7	359.7
Total equity	2,955.2	3,010.7
Total liabilities and equity	$7,335.7	$7,411.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	September 26, 2020	September 28, 2019
Cash flows from operating activities
Net income	$57.5	$668.7
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	163.2	167.4
Non-cash currency transaction loss (gain) on debt and hedging instruments	18.4	(29.2)
Other net non-cash financing (income) expenses	(9.7)	31.2
Share-based compensation expense	13.5	10.5
Decrease in post-employment benefit obligations, net	(8.1)	(6.4)
Deferred income taxes	(40.3)	(635.6)
Asset impairments	6.5	0.7
Other operating activities	6.9	2.7
Changes in operating assets and liabilities, net of effects of acquisitions:
—Increase in accounts receivable	(24.5)	(4.0)
—(Increase) decrease in inventories	(19.0)	25.2
—Decrease in accounts payable	(33.4)	(90.4)
—Decrease (increase) in prepaid expenses and other assets	2.7	(29.8)
—(Decrease) increase in taxes payable	(44.4)	48.2
—Increase (decrease) in other liabilities	38.2	(14.0)
Net cash provided by operations	127.5	145.2
Cash flows from investing activities
Purchases of property, plant and equipment	(39.0)	(50.5)
Purchases of intangible assets	(6.6)	(8.0)
Purchases of investments	—	(11.7)
Cash paid under corporate-owned life insurance policies	(9.8)	(9.5)
Cash received under corporate-owned life insurance policies	1.5	9.8
Other investing activities	0.3	0.3
Net cash used in investing activities	(53.6)	(69.6)
Cash flows from financing activities
Issuance of shares	2.8	1.7
Payments of long-term debt	(18.6)	(18.9)
Debt issuance costs paid	(0.3)	—
Dividends paid to non-controlling interests	(13.5)	(24.5)
Other financing activities	(2.1)	1.6
Net cash used in financing activities	(31.7)	(40.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4.1)	(2.8)
Net increase in cash and cash equivalents and restricted cash	38.1	32.7
Cash and cash equivalents and restricted cash at the beginning of the period	636.6	424.6
Cash and cash equivalents and restricted cash at the end of the period	$674.7	$457.3
Supplemental schedule of cash flow information
Interest paid	$96.8	$112.5
Income taxes paid, net	$37.3	$90.4
Accrued capital expenditures	$1.1	$1.6

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income from continuing operations	$45.7	$37.5	$57.8	$669.3
Adjusted for:
Income tax (benefit) expense	(16.0)	4.4	(31.5)	(497.8)
Net interest and other expenses	34.2	34.8	99.4	107.3
Depreciation and amortization	53.6	55.1	163.2	167.4
Transaction-related expenses (1)	5.4	1.0	5.2	0.7
Asset impairments	1.4	0.7	5.1	0.7
Restructuring expenses (2)	7.3	0.3	26.4	3.9
Share-based compensation expense	4.9	4.1	13.5	10.5
Sponsor fees (included in other operating expenses) (3)	0.2	1.1	1.9	4.9
Inventory impairments (included in cost of sales)	—	1.0	1.4	1.3
Severance expenses (included in cost of sales)	0.3	2.5	0.9	3.0
Severance expenses (included in SG&A)	3.0	1.8	3.8	3.0
Other items not directly related to current operations	—	0.7	(3.1)	1.7
Adjusted EBITDA	$140.0	$145.0	$344.0	$475.9

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income attributable to shareholders	$41.9	$35.5	$55.1	$670.7
Adjusted for:
Loss on disposal of discontinued operations	0.1	0.1	0.3	0.6
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.5	29.5	87.6	88.8
Transaction-related expenses (1)	5.4	1.0	5.2	0.7
Asset impairments	1.4	0.7	5.1	0.7
Restructuring expenses (2)	7.3	0.3	26.4	3.9
Share-based compensation expense	4.9	4.1	13.5	10.5
Sponsor fees (included in other operating expenses) (3)	0.2	1.1	1.9	4.9
Inventory impairments (included in cost of sales)	—	1.0	1.4	1.3
Adjustments relating to post-retirement benefits	(1.4)	(0.7)	(2.6)	(2.6)
Financing-related FX gains	(2.1)	(0.4)	(4.0)	(1.0)
One-time net tax benefit (4)	—	—	—	(513.0)
One-time non-controlling interest adjustment	—	—	—	(15.0)
Other adjustments (5)	0.8	2.5	(14.2)	1.4
Estimated tax effect of the above adjustments	(12.2)	(9.5)	(28.9)	(29.1)
Adjusted Net Income	$75.8	$65.2	$146.8	$222.8

Diluted weighted-average number of shares outstanding	292,441,599	291,113,102	291,883,435	291,666,931
Adjusted Net Income per diluted share	$0.26	$0.22	$0.50	$0.76

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses and debt refinancings.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)	During the first quarter of 2019, we recognized a one-time, non-cash tax benefit related to the release of valuation allowances on net operating loss carryforwards in Europe. This benefit was offset partially by certain indirectly related unrecognized tax benefits.
(5)	During the nine months ended September 26, 2020, other adjustments included $15.8 million in relation to the non-controlling interest share of the adjustments above, primarily restructuring expenses incurred in relation to the closure of our manufacturing facility in Korea.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended September 26, 2020
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended September 26, 2020 (1)	$469.2	$243.0	$712.2
Impact on net sales of movements in currency rates	3.5	3.8	7.3
Core revenue for the three months ended September 26, 2020	$472.7	$246.8	$719.5

Net sales for the three months ended September 28, 2019	474.4	272.2	746.6
Decrease in net sales on a core basis (core revenue)	$(1.7)	$(25.4)	$(27.1)

Core revenue growth	(0.4%)	(9.3%)	(3.6%)

	Nine months ended September 26, 2020
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the nine months ended September 26, 2020 (1)	$1,280.4	$718.4	$1,998.8
Impact on net sales of movements in currency rates	25.4	15.4	40.8
Core revenue for the nine months ended September 26, 2020	$1,305.8	$733.8	$2,039.6

Net sales for the nine months ended September 28, 2019	1,475.4	886.0	2,361.4
Decrease in net sales on a core basis (core revenue)	$(169.6)	$(152.2)	$(321.8)

Core revenue growth	(11.5%)	(17.2%)	(13.6%)

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Nine months ended		Twelve months ended
(USD in millions)	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net cash provided by operations	$127.5	$145.2	$331.2	$316.4
Capital expenditures (1)	(45.6)	(58.5)	(70.2)	(86.3)
Free Cash Flow	$81.9	$86.7	$261.0	$230.1

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	September 26, 2020	September 28, 2019
Free Cash Flow	$261.0	$230.1
Adjusted Net Income	$203.3	$327.7
Free Cash Flow Conversion	128.4%	70.2%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com